Report of Independent Auditors


To the Board of Directors and Management of Harding, Loevner Funds, Inc.

In  planning   and   performing   our  audit  of  the
financial  statements  of  Harding,   Loevner  Funds,
Inc. (comprised of the International  Equity,  Global
Equity and Multi-Asset Global Portfolios) for the year ended October 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The  management of Harding,  Loevner  Funds,  Inc. is
responsible   for    establishing   and   maintaining
internal     control.      In     fulfilling     this
responsibility,    estimates    and    judgments   by
management   are  required  to  assess  the  expected
benefits and related  costs of  controls.  Generally,
controls  that are  relevant  to an audit  pertain to
the  entity's   objective   of  preparing   financial
statements  for  external  purposes  that are  fairly
presented  in  conformity  with  generally   accepted
accounting  principles.  Those  controls  include the
safeguarding    of   assets   against    unauthorized
acquisition, use or disposition.

Because   of   inherent   limitations   in   internal
control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of  internal  control  would  not
necessarily   disclose   all   matters  in   internal
control  that  might  be  material  weaknesses  under
standards  established  by the American  Institute of
Certified  Public  Accountants.  A material  weakness
is a condition  in which the design or  operation  of
one  or  more  of  the  specific   internal   control
components  does  not  reduce  to  a  relatively  low
level the risk that  errors or fraud in amounts  that
would  be  material  in  relation  to  the  financial
statements   being  audited  may  occur  and  not  be
detected  within a timely  period by employees in the
normal   course   of   performing    their   assigned
functions.  However,  we noted no  matters  involving
internal   control  and  its   operation,   including
controls  for   safeguarding   securities,   that  we
consider to be material weaknesses as defined above at October 31, 1998.

This report is intended solely for the information and use of the board of directors and management of Harding, Loevner Funds, Inc. and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s//Ernst & Young LLP
ERNST & YOUNG LLP

December 3, 1998